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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2007


                              PORTER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


             Kentucky                001-33033              61-1142247
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 (State or other jurisdiction of    (Commission          (I.R.S. Employer
  incorporation or organization)    File Number)        Identification No.)


               2500 Eastpoint Parkway, Louisville, Kentucky, 40223
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                    (Address of principal executive offices)


                                 (502) 499-4800
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              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On October 2, 2007, Porter Bancorp, Inc. ("Porter Bancorp") announced that it completed the acquisition of Ohio County Bancshares at the end of business on October 1, 2007. Ohio County Bancshares is the holding company for Kentucky Trust Bank that has approximately $120 million in assets and operates six retail banking offices in three central Kentucky counties, including the Beaver Dam, Bowling Green and Owensboro markets. The total acquisition price is approximately $12 million and will be paid approximately 50% in cash and 50% in Porter Bancorp shares.

As part of the acquisition, Porter Bancorp assumed a $2.5 million promissory note from Ohio County Bancshares, which was repaid in full on October 2, 2007.

The news release dated October 2, 2007 announcing the transaction is included herein as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d)  Exhibits

Exhibit No.    Description of Exhibit
99.1           Press Release issued by Porter Bancorp, Inc. on October 2, 2007



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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 4, 2007                   Porter Bancorp, Inc.

                                             By:   /s/ Maria L. Bouvette
                                                   ---------------------
                                                   Maria L. Bouvette,
                                                   President and Chief Executive
                                                   Officer



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                                  EXHIBIT INDEX
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Exhibit              Description
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99.1                 Press Release dated October 2, 2007